Exhibit 99.1
FOR IMMEDIATE RELEASE:

MedCAREERS GROUP, Inc. Assumes Operating Control
Of WorkAbroad.com

Atlanta, GA – March 9, 2010 — MedCAREERS GROUP, Inc. (the “Company”) (OTCBB: MCGI) today announced that it has made the initial payment under its letter of intent to acquire WorkAbroad.com.  The formal closing of the transaction will occur upon the completion of the audit and execution of definitive agreements.  The Company made this initial payment so that it could assume operating control of WorkAbroad.com this week rather than waiting for the formal closing since WorkAbroad.com is expected to be an integral part of the Company’s online employment solution strategy.

Over the past 30 days, WorkAbroad.com has had in excess of 78,000 unique visitors, with in excess of 10,000 “clicks” for a “click through” rate of approximately 13%.  Traditionally 79% of WorkAbroad.com’s visitors have been from the Philippines.  Also, currently, WorkAbroad.com is not indexed by search engines such as Google, Yahoo, or Bing so the Company believes that virtually all of the website’s traffic is from visitors typing in the domain name directly into the browser.  The Company intends to put WorkAbroad.com on a platform that will allow it to be indexed by search engines which is expected to cause the traffic to increase significantly.

Commenting on WorkAbroad.com, MedCAREERS Group CEO Bryan Crutchfield stated:  “WorkAbroad.com is a perfect fit for our strategy to be a premier online employment solution for the healthcare industry.  WorkAbroad.com attracts an extremely high percentage of Filipino visitors whom we suspect are largely nurses.  The Philippines is a large supplier of the nurses internationally and an estimated 70% of the Filipino nursing graduates leave the country to work abroad.  We plan to post both domestic and international opportunities for these nurses who wish to work abroad.”

Mr. Crutchfield continued, “The number of H-1B visas currently available in the US is 65,000 annually.  This category covers nurses and a host of other specialty areas unrelated to healthcare.  The nursing shortage alone in the US is much higher than 65,000.  So realistically, foreign nurse candidates need to look outside the US for employment opportunities.  MedCAREERS Group intends to be there with both domestic and international opportunities for all nurses.  Because there is a worldwide shortage of nurses and since WorkAbroad.com has developed such a loyal following out of the Philippines, we should have an advantage in helping to place these nurses through our services.  Finding the nursing opportunity is relatively easy.  Having the nurses as a loyal visitor to your website is in our opinion the key to success in this area.  This is why we feel acquiring WorkAbroad.com will be a great long-term asset to control within the MedCAREERS Group family.”

About MedCAREERS GROUP, Inc.:

MedCAREERS GROUP (www.medcareersgroup.com) mission is to become a leader in the healthcare career arena with a focus on the healthcare professional.  MedCAREERS Group’s goal is to build itself into a complete resource for the healthcare professional with an emphasis and understanding of what healthcare professionals need as a resource to assist them in maximizing their careers.  MedCAREERS Group aims to be the "go to" place for the healthcare professional community.  MedCAREERS Group intends to offers easy, comprehensive solutions and information that is exclusively healthcare related.

This press release may contain forward-looking statements, including information about management’s view of the Company’s future expectations, plans and prospects, within the safe harbor provisions under The Private Securities Litigation Reform Act of 1995 (the “Act”). In particular, when used in the preceding discussion, the words "believes," "expects," "intends," "plans," "anticipates," or "may," and similar conditional expressions are intended to identify forward-looking statements within the meaning of the Act, and are subject to the safe harbor created by the Act.  Any statements made in this news release other than those of historical fact, about an action, event or development, are forward-looking statements. These statements involve known and unknown risks, uncertainties and other factors, which may cause the results of the Company, and concepts to be materially different than those expressed or implied in such statements. These risk factors and others are included from time to time in documents the Company files with the Securities and Exchange Commission, including but not limited to, its Form 10-Ks, Form 10-Qs and Form 8-Ks. Other unknown or unpredictable factors also could have material adverse effects on the Company’s future results. The forward-looking statements included in this press release are made only as of the date hereof. The Company cannot guarantee future results, levels of activity, performance or achievements. Accordingly, you should not place undue reliance on these forward-looking statements. Finally, the Company undertakes no obligation to update these statements after the date of this release, except as required by law, and also takes no obligation to update or correct information prepared by third parties that are not paid for by the Company.

Company & Investor Relations Contact:
Investor Relations Department
1-866-472-7781
ir@medcareersgroup.com

www.medcareersgroup.com